Terex Reports Third Quarter 2023 Results

•Sales of $1.3 billion increased 15% year-over-year
•Income from operations of $163 million, up 35% year-over-year
•Operating profit margin of 12.7% improved 190bps year-over-year
•EPS of $1.75 increased 46% year-over-year
•Raising full-year 2023 EPS outlook to ~$7.05

Norwalk, CT, October 26, 2023 -- Terex Corporation (NYSE: TEX) today announced its results for the third quarter 2023.

CEO Commentary
“We demonstrated strong execution in the third quarter and delivered a 15% increase in sales and a 46% improvement in EPS over the prior year." said Terex Chairman and Chief Executive Officer John L. Garrison, Jr. "I want to thank all our dedicated team members for their hard work and continued commitment to our Zero Harm Safety Culture and improving deliveries to our customers and dealers. As a result of continued strong performance, we are raising our full-year 2023 EPS outlook to ~$7.05. We remain confident in our ability to execute on our strategy to deliver long-term shareholder value."

Third Quarter Operational and Financial Highlights
•Net sales of $1.3 billion increased 15.1%, up from $1.1 billion in the third quarter of 2022. The increase was primarily driven by healthy demand for our products across multiple businesses and price realization necessary to mitigate rising costs. Changes in foreign exchange rates positively impacted consolidated net sales by approximately $25 million.
•Income from operations of $163.2 million, or 12.7% of net sales improved from $120.8 million, or 10.8% of net sales during the prior year. The year-over-year increase of $42.4 million was primarily due to incremental profit achieved on higher sales volume and improved manufacturing efficiencies, which was partially offset by cost increases.
•Income from continuing operations was $119.2 million, or $1.75 per share, compared to $81.8 million, or $1.20 per share, in the third quarter of 2022. EPS increased 46% on a year-over-year basis.

Business Segment Review

Materials Processing
•Net sales of $541.1 million were up 18.2% or $83.2 million year-over-year, primarily driven by strong demand for our products across multiple businesses. Net sales were positively impacted by the effects of foreign exchange rate changes of approximately $12 million.
•Income from operations increased to $91.3 million or 16.9% of net sales, compared to $66.8 million, or 14.6% of net sales, in the prior year. The increase was primarily due to incremental profit achieved on higher sales volume, favorable mix and improved manufacturing efficiencies.

Aerial Work Platforms
•Net sales of $751.0 million were up 13.3% or $88.4 million year-over-year. The increase was primarily driven by higher demand, improvements in the Genie supply chain and price realization necessary to mitigate rising costs. Net sales were positively impacted by the effects of foreign exchange rate changes of approximately $13 million.
•Income from operations increased to $93.6 million or 12.5% of net sales, compared to $63.5 million, or 9.6% of net sales in the prior year. The increase was primarily due to incremental profit achieved on higher sales volume, price realization and cost reduction initiatives, partially offset by cost increases, including costs associated with the ramp-up of our Monterrey facility.
•Terex Utilities was negatively impacted by supply chain issues resulting in lost production and manufacturing inefficiencies.

Strong Balance Sheet and Liquidity
•As of September 30, 2023, the Company had liquidity (cash and availability under our revolving line of credit) of $846 million and net leverage of 0.5x.
•For the year-to-date period, Terex deployed $55 million for capital expenditures and investments, net of proceeds from sale of capital assets.
•During the year-to-date period, Terex has returned $66 million to shareholders through share repurchases and dividends.

CFO Commentary
Julie Beck, Senior Vice President and Chief Financial Officer, said "We have delivered a strong year to date performance with 23% growth in sales, 90% improvement in earnings per share and a $205 million increase in free cash flow over the prior year. Our continued solid performance, coupled with a strong balance sheet, low leverage, and increasing free cash flow, provide flexibility to support our growth initiatives."

2023 Outlook
(in millions, except per share data)

Terex Outlook (1)	PREVIOUS Outlook	UPDATED Outlook
Net Sales	~$5,100	~$5,150
SG&A % to Sales	~10.5%	~10.3%
Operating Margin	~13.0%	~13.0%
Interest / Other Expense	~$60	~$60
Tax Rate	~20.0%	~20.0%
EPS	~$7.00	~$7.05
Share Count	~68.5	~68.5
Depreciation / Amortization	~$50	~$50
Free Cash Flow (2)	~$375	~$375
Corp & Other OP	~($85)	~($85)

Segment Outlook (1)	PREVIOUS Outlook		UPDATED Outlook
	Net Sales	Operating Margin	Net Sales	Operating Margin
Materials Processing	~$2,200	~16.0%	~$2,225	~16.1%
Aerial Work Platforms	~$2,900	~13.8%	~$2,925	~13.3%

(1) Excludes the impact of future acquisitions, divestitures, restructuring and other unusual items
(2) Capital expenditures, net of proceeds from sale of capital assets: ~$105 million

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a conference call to review the financial results on Friday, October 27, 2023 beginning at 8:30 a.m. ET. John L. Garrison, Jr., Chairman and CEO, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:
•changes in the availability and price of certain materials and components, which may result in further supply chain disruptions;
•consolidation within our customer base and suppliers;
•our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments and political and economic instability;
•a material disruption to one of our significant facilities;
•our business is sensitive to government spending;
•our industry is highly competitive and subject to pricing pressure;
•our ability to successfully implement our strategy and the actual results derived from such strategy;
•our ability to integrate acquired businesses;
•our consolidated financial results are reported in U.S. dollars while certain assets and other reported items are denominated in the currencies of other countries, creating currency exchange and translation risk;
•our business is affected by the cyclical nature of markets we serve;
•our need to comply with restrictive covenants contained in our debt agreements;
•our ability to generate sufficient cash flow to service our debt obligations and operate our business;
•our ability to access the capital markets to raise funds and provide liquidity;
•the financial condition of customers and their continued access to capital;
•exposure from providing credit support for some of our customers;
•we may experience losses in excess of recorded reserves;
•our ability to attract, develop, engage and retain team members;
•possible work stoppages and other labor matters;
•increased cybersecurity threats and more sophisticated computer crime;
•changes in import/export regulatory regimes, imposition of tariffs, escalation of global trade conflicts and unfairly traded imports, particularly from China, could continue to negatively impact our business;
•compliance with environmental regulations could be costly and failure to meet environmental, social and governance (“ESG”) expectations or standards or achieve our ESG goals could adversely impact our business;
•litigation, product liability claims and other liabilities;
•our compliance with the United States (“U.S.”) Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;
•increased regulatory focus on privacy and data security issues and expanding laws;
•our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission (“SEC”); and
•other factors.
Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in construction, maintenance, manufacturing, energy, recycling, minerals and materials management applications. Certain Terex products and solutions enable customers to reduce their impact on the environment including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification to parts and service support.

Contact Information
Paretosh Misra
Head of Investor Relations
Phone: 203-604-3977
Email: paretosh.misra@terex.com

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2023	2022	2023	2022
Net sales	$1,290.1	$1,120.5	$3,928.9	$3,200.1
Cost of goods sold	(997.6)	(883.4)	(3,014.8)	(2,564.3)
Gross profit	292.5	237.1	914.1	635.8
Selling, general and administrative expenses	(129.3)	(116.3)	(393.3)	(336.6)
Income (loss) from operations	163.2	120.8	520.8	299.2
Other income (expense)
Interest income	2.1	1.1	5.2	2.1
Interest expense	(17.0)	(13.5)	(47.3)	(35.8)
Other income (expense) – net	0.7	(1.0)	(4.7)	(4.7)
Income (loss) from continuing operations before income taxes	149.0	107.4	474.0	260.8
(Provision for) benefit from income taxes	(29.8)	(25.6)	(85.2)	(52.6)
Income (loss) from continuing operations	119.2	81.8	388.8	208.2
Gain (loss) on disposition of discontinued operations- net of tax	—	—	2.3	(0.4)
Net income (loss)	$119.2	$81.8	$391.1	$207.8
Basic earnings (loss) per Share:
Income (loss) from continuing operations	$1.77	$1.21	$5.75	$3.03
Gain (loss) on disposition of discontinued operations – net of tax	—	—	0.04	(0.01)
Net income (loss)	$1.77	$1.21	$5.79	$3.02
Diluted earnings (loss) per Share:
Income (loss) from continuing operations	$1.75	$1.20	$5.69	$2.99
Gain (loss) on disposition of discontinued operations – net of tax	—	—	0.03	—
Net income (loss)	$1.75	$1.20	$5.72	$2.99
Weighted average number of shares outstanding in per share calculation
Basic	67.4	67.8	67.6	68.8
Diluted	68.2	68.4	68.4	69.6

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	September 30, 2023	December 31, 2022

Assets
Current assets
Cash and cash equivalents	$352.3	$304.1
Other current assets	1,892.2	1,657.9
Total current assets	2,244.5	1,962.0
Non-current assets
Property, plant and equipment – net	500.5	465.6
Other non-current assets	716.1	690.5
Total non-current assets	1,216.6	1,156.1
Total assets	$3,461.1	$3,118.1

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$2.4	$1.9
Other current liabilities	1,059.7	996.7
Total current liabilities	1,062.1	998.6
Non-current liabilities
Long-term debt, less current portion	706.3	773.6
Other non-current liabilities	196.5	164.7
Total non-current liabilities	902.8	938.3
Total liabilities	1,964.9	1,936.9

Total stockholders’ equity	1,496.2	1,181.2
Total liabilities and stockholders’ equity	$3,461.1	$3,118.1

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net income (loss)	$391.1	$207.8
Depreciation and amortization	37.3	35.1
Changes in operating assets and liabilities and non-cash charges	(159.8)	(138.7)
Net cash provided by (used in) operating activities	268.6	104.2
Investing Activities
Capital expenditures	(71.6)	(78.8)
Other investing activities, net	18.2	(45.6)
Net cash provided by (used in) investing activities	(53.4)	(124.4)
Financing Activities
Net cash provided by (used in) financing activities	(160.6)	13.3
Effect of exchange rate changes on cash and cash equivalents	(6.4)	(28.3)
Net increase (decrease) in cash and cash equivalents	48.2	(35.2)
Cash and cash equivalents at beginning of period	304.1	266.9
Cash and cash equivalents at end of period	$352.3	$231.7

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q3				Year to Date
	2023		2022		2023		2022
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,290.1		$1,120.5		$3,928.9		$3,200.1
Income from operations	$163.2	12.7%	$120.8	10.8%	$520.8	13.3%	$299.2	9.3%

MP
Net sales	$541.1		$457.9		$1,672.3		$1,391.3
Income from operations	$91.3	16.9%	$66.8	14.6%	$274.8	16.4%	$210.8	15.2%

AWP
Net sales	$751.0		$662.6		$2,261.8		$1,811.8
Income from operations	$93.6	12.5%	$63.5	9.6%	$310.3	13.7%	$142.2	7.8%

Corp and Other / Eliminations
Net sales	$(2.0)		$0.0		$(5.2)		$(3.0)
Loss from operations	$(21.7)	*	$(9.5)	*	$(64.3)	*	$(53.8)	*
* Not a meaningful percentage

GLOSSARY

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended September 30, 2023, unless otherwise indicated.

2023 Outlook
The Company's 2023 outlook for earnings per share is a non-GAAP financial measure because it excludes the impact of potential future acquisitions, divestitures, restructuring, and other unusual items. The Company is not able to reconcile this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company's full-year 2023 GAAP financial results. This forward looking information provides guidance to investors about the Company's EPS expectations excluding unusual items that the Company does not believe is reflective of its ongoing operations.

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities less Capital expenditures, net of proceeds from sale of capital assets. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

	Three Months Ended September 30, 2023	Nine Months Ended September 30, 2023
Net cash provided by (used in) operating activities	$138.8	$268.6
Capital expenditures, net of proceeds from sale of capital assets	(32.4)	(38.0)
Free cash flow (use)	$106.4	$230.6

Working Capital
Working Capital is calculated using the Condensed Consolidated Balance Sheet amounts for Receivables (net of allowance) plus Inventories, less Trade accounts payable and Customer advances. The Company views excessive working capital as an inefficient use of resources, and seeks to minimize the level of investment without adversely impacting the ongoing operations of the business. For the periods below, working capital was:

September 30, 2023
Inventories	$1,117.0
Receivables	645.1
Less: Trade Accounts Payables	(668.3)
Less: Customer Advances	(32.4)
Total Working Capital	$1,061.4

Trailing Three Months Annualized Net Sales is calculated using the net sales for the quarter multiplied by four.

3 months Sales		$1,290.1
Number of quarters	x	4.0
Annualized Quarterly Sales		$5,160.4

WC % of Annualized Quarterly Sales		20.6%

The ratio is calculated by dividing working capital by trailing three months annualized net sales. The Company believes this measures its resource use efficiency.